EXHIBIT 21

Crane Co.

Exhibit 21 to FORM 10-K

Annual Report for the Year Ended December 31, 2008

Subsidiaries of Registrant

The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements. The bold type signifies a parent company of a lower-tier subsidiary. The names of several other subsidiaries have been omitted, as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

Crane GmbH	Germany
National Rejectors, Inc. GmbH	Germany
NRI Iberica S.A.	Spain
Crane International Holdings, Inc.	Delaware
Crane Aerospace, Inc.	Delaware
ELDEC Corporation	Washington
ELDEC France S.A.R.L.	France
Hydro-Aire, Inc.	California
Crane (Asia Pacific) Pte. Ltd.	Singapore
Kessel (Thailand) Pte. Ltd	Thailand (49%)
Crane Shanghai Piping Systems Co. Ltd.	China
Crane Composites, Inc.	Delaware
Noble Composites, Inc.	Indiana
Crane Controls, Inc.	Delaware
Azonix Corporation	Massachusetts
Barksdale GmbH	Germany
Barksdale, Inc.	Delaware
Dynalco Controls Corporation	Delaware
Crane International Trading (Beijing) Co. Ltd.	China
Crane Fluid & Gas Systems (Suzhou) Co. Ltd.	China
Crane Fengqiu (Zhejiang) Pump Co. Ltd.	China (70%)
Crane Nantong Company Ltd.	China (70%)
Crane Ningjin Valve Co.	China
Crane Zhengying Rubber Co. Ltd.	China (80%)
Crane Resistoflex GmbH	Germany
CR Holdings C.V.	Netherlands
Crane Global Holdings S.L.	Spain
Crane Australia Pty. Ltd.	Australia
P.T. Crane Indonesia	Indonesia (51%)
Crane Process Flow Technologies S.r.l.	Italy
Crane YongXiang (Ningbo) Valve Co. Ltd.	China (70%)
Xomox Hungary Kft.	Hungary
Xomox International GmbH & Co.	Germany
Crane Holdings (Germany) GmbH	Germany
Crane Process Flow Technologies GmbH	Germany
Crane Process Flow Technologies S.P.R.L.	Belgium
Industrie – Armaturen GmbH Siegerland	Germany
Krombach Fluid Control Wuxi Co. Ltd.	China (51%)
Krombach France S.A.R.L.	France
Krombach International GmbH	Germany
Armature d.o.o.	Slovenia
Croning Livarna d.o.o.	Slovenia
Xomox Japan Ltd.	Japan
Xomox Korea Ltd.	Korea
Crane International Capital S.á.r.l.	Luxembourg
Crane Canada Co.	Canada
Crane Ltd.	England

Crane Merchandising Systems Ltd.	England
Automatic Products (UK) Limited	England
Crane Process Flow Technologies Ltd.	Wales
Crane Process Flow Tech. (India) Ltd.	India
Crane Stockham Valve Ltd.	England
Delta Fluid Products, Ltd.	England
International Couplings B.V.	Netherlands
ELDEC Electronics Ltd.	England
General Technology Corporation	New Mexico
Interpoint Corporation	Washington
Interpoint S.A.R.L.	France
Interpoint Taiwan Corporation	Taiwan
Interpoint U.K. Ltd.	England
Kemlite Ltd.	England
MCC Holdings, Inc.	Delaware
Crane Environmental Inc.	Delaware
Crane Nuclear, Inc.	Delaware
Crane Pumps & Systems, Inc.	Delaware
Xomox Corporation	Ohio
Flow Technology, Inc.	Ohio
Xomox Sanmar Ltd.	India (49%)
Signal Technology Corporation	Delaware
Xomox A.G.	Switzerland
Xomox Chihuahua S.A. de C.V.	Mexico
Xomox Corporation de Venezuela C.A.	Venezuela
Xomox France S.A.	France
Unidynamics/Phoenix Inc.	Delaware
Dixie-Narco, Inc.	Delaware
Crane Overseas LLC	Delaware
Streamware Corporation	Massachusetts
Telequip Corporation	Delaware